Consent of Independent Registered Public Accounting Firm

The Board of Directors
Nationwide Life Insurance Company:

We consent to the use of our reports with respect to Nationwide Variable Account-II dated March 18, 2008 and Nationwide Life Insurance Company and subsidiaries dated February 29, 2008, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-103095, Post-Effective Amendment No. 22) incorporated by reference herein.  Our report for Nationwide Life Insurance Company and subsidiaries refers to the adoption of the American Institute of Certified Public Accountants’ Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts, in 2007.

/s/ KPMG LLP

Columbus, Ohio
December 12, 2008